SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): October 22, 2007

Scantek Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27592	84-1090126
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1705 Route 46 West, Unit 5, Ledgewood, New Jersey 07852

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code............... (973) 527-7100

4B Wing Drive, Cedar Knolls, New Jersey 07927

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant's Certifying Accountant

On October 22, 2007 Marcum & Kliegman LLP resigned as the independent certifying accountant of Scantek Medical, Inc. (the “Registrant”).

Marcum & Kliegman LLP did not issue any report with respect to the Registrant.

The Registrant did not have any disagreements with Marcum & Kliegman LLP on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure.

The Registrant’s Board of Directors has not yet made or approved a decision to engage a new accountant.

The Registrant delivered a copy of this Report on Form 8-K to Marcum & Kliegman LLP on November 1, 2007 and requested that a letter addressed to the Securities and Exchange Commission be provided stating whether or not it agrees with the statements made by the Registrant in response to this Item and, if not, stating the respects in which it does not agree. A copy of the response letter of Marcum & Kliegman LLP is attached hereto as Exhibit 16.1.

Item 9.01 Exhibits

Exhibit 16.1 Letter dated November 5, 2007 from Marcum & Kliegman LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scantek Medical, Inc.

Date: November 7, 2007	By: /s/ Dr. Zsigmond Sagi
Dr. Zsigmond Sagi, President